As filed with the Securities and Exchange Commission on March 28, 2017

Registration No. 333-107643, 333-128195, 333-143059, 333-143061, 333-172597, 333-174352, 333-190639,

333-205600, 333-204019, 333-207238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-107643

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-128195

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143059

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143061

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172597

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174352

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190639

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205600

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4 REGISTRATION STATEMENT NO. 333-204019

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-207238

UNDER THE SECURITIES ACT OF 1933

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0392908
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 278-0400

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Amended and Restated 2002 Stock Option Plan

2003 Non-Employee Director Equity Inventive Plan

Amended and Restated 2003 Non-Employee Director Equity Incentive Plan

Endurance Specialty Holdings Ltd. Employee Share Purchase Plan

Endurance Specialty Holdings Ltd. 2005 Sharesave Scheme

Endurance Specialty Holdings Ltd. 2007 Equity Incentive Plan

Endurance Specialty Holdings Ltd. Employee Share Purchase Plan

Restricted Share Agreement, dated May 28, 2013, between Endurance Specialty Holdings Ltd. and John R. Charman

Option Agreement, dated May 28, 2013, between Endurance Specialty Holdings Ltd. and John R. Charman

Endurance Specialty Holdings Ltd. 2015 Employee Share Purchase Plan

Montpelier Re Holdings Ltd. 2007 Long-Term Incentive Plan

Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, New York, NY 10011

(212) 590-9070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments filed by Endurance Specialty Holdings Ltd., a Bermuda exempt company (the “Registrant”), hereby amend the following registration statements (each, a “Registration Statement”, and collectively, the “Registration Statements”) to deregister any securities registered pursuant to the Registration Statements and remaining unsold:

•

Registration Statement on Form S-8 (No. 333-107643), as amended by Post-Effective Amendment No. 1 thereto, pertaining to the registration of 5,736,975 ordinary shares, $1.00 par value per share, of the Registrant (the “Ordinary Shares”), issuable under the Amended and Restated 2002 Stock Option Plan and the Amended and Restated 2003 Non-Employee Director Equity Incentive Plan, which was originally filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2003.

•

Registration Statement on Form S-8 (No. 333-128195), pertaining to the registration of 200,000 Ordinary Shares, issuable under the Endurance Specialty Holdings Ltd. Employee Share Purchase Plan, which was filed with the Commission on September 9, 2005.

•

Registration Statement on Form S-8 (No. 333-143059), pertaining to the registration of 75,000 Ordinary Shares, issuable under the Endurance Specialty Holdings Ltd. 2005 Sharesave Scheme, which was filed with the Commission on May 17, 2007.

•

Registration Statement on Form S-8 (No. 333-143061), pertaining to the registration of 2,100,000 Ordinary Shares, issuable under the Endurance Specialty Holdings Ltd. 2007 Equity Incentive Plan, which was filed with the Commission on May 17, 2007.

•

Registration Statement on Form S-8 (No. 333-172597), pertaining to the registration of 1,795,000 Ordinary Shares, issuable under the Endurance Specialty Holdings Ltd. 2007 Equity Incentive Plan, which was filed with the Commission on March 3, 2011.

•

Registration Statement on Form S-8 (No. 333-174352), pertaining to the registration of 200,000 Ordinary Shares, issuable under the Endurance Specialty Holdings Ltd. Employee Share Purchase Plan, which was filed with the Commission on May 19, 2011.

•

Registration Statement on Form S-8 (No. 333-190639), pertaining to the registration of 800,000 Ordinary Shares, issuable under the Option Agreement, dated May 28, 2013, between Endurance Specialty Holdings Ltd. and John R. Charman, and the registration for resale of 708,890 Ordinary Shares under the Restricted Share Agreement, dated May 28, 2013, between Endurance Specialty Holdings Ltd. and John R. Charman, which was filed with the Commission on August 15, 2013.

•

Registration Statement on Form S-8 (No. 333-205600), pertaining to the registration of 300,000 Ordinary Shares, issuable under the Endurance Specialty Holdings Ltd. 2015 Employee Share Purchase Plan, which was filed with the Commission on July 10, 2015.

•

Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-204019), pertaining to the registration of 842,755 Ordinary Shares, issuable under the Montpelier Re Holdings Ltd. 2007 Long-Term Incentive Plan and the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan, which was filed with the Commission on August 3, 2015.

•

Registration Statement on Form S-8 (No. 333-207238), pertaining to the registration of 1,025,349 Ordinary Shares, issuable under the Endurance Specialty Holdings Ltd. 2007 Equity Incentive Plan, which was filed with the Commission on October 2, 2015.

Pursuant to the Agreement and Plan of Merger, dated as of October 5, 2016, as amended by the Amendment No. 1, dated as of December 1, 2016, by and among the Registrant, Sompo Holdings, Inc., a kabushiki kaisha organized under the Laws of Japan (“Parent”), and Volcano International Limited, a Bermuda exempted company (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as an indirect, wholly owned subsidiary of Parent. The Merger became effective on March 28, 2017.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offerings, hereby removes from registration any and all securities registered but not sold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on March 28, 2017.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary

No other person is required to sign these post-effective amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.